EXHIBIT 1

           STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNER

         Each reporting person listed below (a "Reporting Person") hereby authorizes and designates Michael Moritz and Barbara Russell (each, an "Authorized Signer") to execute and file on behalf of such Reporting Person the reports (the "Reports") with respect to the securities of SABA Software, Inc. and RedEnvelope, Inc. (individually, a "Company" and collectively, the "Companies"), including all Schedules 13D and 13G and Forms 3, 4 and 5, and any amendments thereto, that the Reporting Person may be required to file with the United States Securities and Exchange Commission as a result of the Reporting Person's ownership of, or transactions in, securities of the Companies. Each Reporting Person further agrees that (i) any other Reporting Person may serve as the designated filer (the "Designated Filer") with respect to a particular Report relating to either of the Companies and (ii) such filings may be made as joint filings and may include any or all of the Reporting Persons.

         The authority of the Designated Filer and the Authorized Signer under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the Reporting Person's ownership of, or transactions in, securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signer are not assuming any of the Reporting Person's responsibilities to comply with Section 13(d) or Section 16 of the Securities Exchange Act of 1934.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 11th day of April, 2005.

Sequoia Capital IX                                            Sequoia Capital Franchise Fund
Sequoia Capital Entrepreneurs Annex Fund                      Sequoia Capital Franchise Partners

By: SC IX.I Management LLC                                    By: SCFF Management LLC
A Delaware Limited Liability Company                          A Delaware Limited Liability Company
General Partner of each                                       General Partner of each

and on behalf of SC IX.I Management LLC                       and on behalf of SCFF Management LLC
for itself                                                    for itself

By: Its Managing Members                                      By: Its Managing Members

and as individuals


/s/ Michael Goguen                                            /s/ Michael Goguen
-----------------------------------------                     ---------------------------------------------
Michael Goguen                                                Michael Goguen


/s/ Mark Kvamme                                               /s/ Douglas Leone
-----------------------------------------                     ---------------------------------------------
Mark Kvamme                                                   Douglas Leone


/s/ Douglas Leone                                             /s/ Michael Moritz
-----------------------------------------                     ---------------------------------------------
Douglas Leone                                                 Michael Moritz


/s/ Michael Moritz                                            /s/ Mark Stevens
-----------------------------------------                     ---------------------------------------------
Michael Moritz                                                Mark Stevens


/s/ Mark Stevens
-----------------------------------------
Mark Stevens

                                      -21-


Sequoia Capital Entrepreneurs Fund                            Sequoia Capital IX Principals Fund, a
                                                              Delaware Limited Liability Company
By:  SC IX Management LLC
A Delaware Limited Liability Company                          By:  SC IX.I Management
Its General Partner                                                   Its Managing Member

and on behalf of SC IX Management LLC                         By:  Its Managing Members
for itself

By:  Its Managing Members


/s/ Michael Goguen                                            /s/ Michael Goguen
-----------------------------------------                     ---------------------------------------------
Michael Goguen                                                Michael Goguen


/s/ Mark Kvamme                                               /s/ Mark Kvamme
-----------------------------------------                     ---------------------------------------------
Mark Kvamme                                                   Mark Kvamme


/s/ Douglas Leone                                             /s/ Douglas Leone
-----------------------------------------                     ---------------------------------------------
Douglas Leone                                                 Douglas Leone


/s/ Michael Moritz                                            /s/ Michael Moritz
-----------------------------------------                     ---------------------------------------------
Michael Moritz                                                Michael Moritz


/s/ Mark Stevens                                              /s/ Mark Stevens
-----------------------------------------                     ---------------------------------------------
Mark Stevens                                                  Mark Stevens




                                      -22-